Exhibit 99.1

EnerSys Announces Restructuring of European Operations

Reading, Pa., USA, May 23, 2007 - EnerSys (NYSE: ENS), the world's largest manufacturer, marketer, and distributor of industrial batteries, who recently announced the acquisition of Energia AD, in Bulgaria, today announced a plan, subject to consultation with the appropriate labor representatives, to restructure certain of its European production and commercial operations (the "Restructuring"). In part the Restructuring will facilitate the integration of Energia AD. into EnerSys' (the "Company") operations. Energia not only provides the Company additional access to the rapidly growing Eastern European and Russian markets, it also provides an additional low cost manufacturing platform for the Company.

The Restructuring, approved today by the board of directors of the Company, is designed to improve operational efficiencies and eliminate redundant costs primarily attributable to the Energia transaction. The Restructuring will commence upon the completion of the requisite consultations and the Company expects to substantially complete these actions by the end of the Company's current fiscal year, which ends on March 31, 2008.

As a result of the Restructuring, the Company expects to incur cash expenses of approximately $12 million, primarily for employee severance-related payments, and non-cash expenses of approximately $5 million, primarily for fixed asset write-offs. Approximately $15 million will be charged to the Company's results of operations during fiscal year 2008, of which about $10 million will impact first quarter results with an additional impact of between $1 and $2 million per quarter for the remainder of fiscal 2008. The remaining expenses of approximately $2 million will be charged to the Company's results of operations during fiscal year 2009. Cost savings realized from the Restructuring are anticipated to be approximately $5 million in fiscal 2008 and in excess of $10 million in fiscal 2009.

The Energia acquisition is expected to be accretive by approximately $0.03 per share in fiscal 2008 and in excess of $0.07 per share in fiscal 2009. These per share results include roughly 60% of the total cost savings from the Restructuring, while they exclude the anticipated $17 million in earnings charges associated with these actions, equivalent to $0.21 per share in fiscal 2008 and $0.03 per share in fiscal 2009. The Restructuring's remaining cost savings benefits will be included in the operating results of the Company's existing European business.

Caution Concerning Forward-Looking Statements

Forward Looking Statement

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning; (ii) statements about the benefits of the investment in Energia including any impact our financial and operating results and estimates, and any impact on EnerSys' market position that may be realized from the investment; and (iii) statements regarding restructuring expenses, resulting benefits and the timing of these actions, as well as cost savings and payback.

These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) our ability to successfully integrate the Energia businesses; (2) the possibility that EnerSys may not realize revenue benefits from the proposed investment within expected time frames; (3) operating costs and business disruption following the proposed investment, including possible adverse effects on relationships with employees, may be greater than expected; (4) competition may adversely affect the acquired business and result in customer loss; and (5) the completion of consultations with the relevant labor representatives. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.

For more information, contact Richard Zuidema, executive vice president, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.

About EnerSys: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.